Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Omnibus Incentive Plan of Inovio Pharmaceuticals, Inc. of our reports dated March 11, 2016, with respect to the consolidated financial statements of Inovio Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Inovio Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

February 14, 2017